Exhibit 99.1

Annual Stockholders Meeting May 28, 2009

2 Forward-Looking Information Certain statements in this presentation, and other written or oral statements made by or on behalf of us, are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, including statements regarding guidance, are forward-looking statements within the meaning of these laws. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that our expectations will be realized. These forward-looking statements are subject to a number of known and unknown risks and uncertainties, many of which are beyond our control that could cause actual results to differ materially and adversely from such statements. These risks and uncertainties include: changes in the price of potash or langbeinite; operational difficulties at our facilities; changes in demand and/or supply for potash or langbeinite; changes in our reserve estimates; our ability to achieve the initiatives of our business strategy, including but not limited to the development of the HB Mine as a solution mine; changes in the prices of our raw materials, including but not limited to the price of natural gas; fluctuations in the costs of transporting our products to customers; changes in labor costs and availability of labor with mining expertise; the impact of federal, state or local government regulations, including but not limited to environmental and mining regulations; competition in the fertilizer industry; declines in U.S. or world agricultural production; declines in oil and gas drilling; changes in economic conditions; adverse weather events at our facilities; our ability to comply with covenants inherent in our current and future debt obligations to avoid defaulting under those agreements; continued disruption in credit markets; governmental policy changes that may adversely affect our business and the risk factors detailed in our filings with the Securities and Exchange Commission. Please refer to those filings for more information on these risk factors. These forward-looking statements speak only as of the date of this presentation, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as the result of future events, new information or otherwise.

3 Intrepid Potash Strategically Located, Potash-Only Company Intrepid has an intense production focus: Improve reliability and efficiency Increase production of incrementally lower-cost volumes Innovate production methods Our production focus combined with earnings leverage to potash price delivers margin Florida New Mexico Texas Oklahoma Kansas Nebraska South Dakota Montana Wyoming Colorado Utah Idaho Arizona Nevada Washington California Oregon Kentucky Maine New York Pennsylvania Michigan Vermont New Hampshire Virginia West Virginia Ohio Indiana Illinois North Carolina Tennessee South Carolina Alabama Mississippi Arkansas Louisiana Missouri Iowa Minnesota Wisconsin Georgia North Dakota HB Developmental Asset Operating Solar Evaporation Solution Mine Operating Conventional Mine North Mine Developmental Asset

4 Company Overview The largest U.S. producer of potash or potassium fertilizer Only Western world producer created and dedicated solely to potash-related products Supplies ~1.6% of Global demand and ~9.2% of U.S. demand 1 of 2 global producers of sulfate of potash magnesia, marketed as Trio® 5 active production facilities Effective capacity of 1.0 Million tons of potash and 220,000 tons of Trio® Margin focused Strong balance sheet

5 A Strong Cash Position, Zero Debt, and Cash Flows Pro Forma EBITDA(1) (In millions) Balance Sheet as of March 31, 2009 (1) Cash and Cash Equivalents $102 million Debt Outstanding $ - Availability under the Credit Line $125 million Non-GAAP reconciliation available $36.2 $55.1 $83.7 $41.4 $43.6 Q108 Q208 Q308 Q408 Q109

6 Why Consider an Investment in Intrepid Potash Strong Long-Term Industry Fundamentals The Only Western World Potash Pure-Play Significant Margin Opportunity Strategically Located Assets Diversified Markets and Customer Base Well-Defined, Attractive Organic Growth Opportunities

7 In spite of financial crisis, population growth continues Assuming a 1.17% growth rate in world population: Each year – 80 million more people Approximately 10 more New York Cities This would require an additional 43 million acres of arable land (1.3x the farmland in Iowa)(1) A world yield response of 1.17%, to maintain current rates of arable land Potash Deliveries Track Population Growth Source: FERTECON, US Census Bureau (1) State Data Center of Iowa; 2006 estimate Historical CAGRs (%) Potash Deliveries 5-Year Forward CAGRS (2008 – 2012) 9.7% 5.3% China India 4.6% Brazil Since 1962 2.8% 2.5% World Potash Consumption ex. FSU World Potash Consumption Since 2000 3.6% 3.5% Collapse of Soviet Union India / China GDP Growth NA 9.5% Historical Global Population or 0 10 20 30 40 50 60 70 80 1981 1984 1987 1990 1993 1996 1999 2002 2005 2008E 2011E (000s Tons in KCL Equivalent) 0 1 2 3 4 5 6 7 8 Global Midyear Population (in billions) World World ex. FSU

8 600 800 1,000 1,200 1,400 1,600 1,800 2,000 1980 1984 1988 1992 1996 2000 2004 2008 Grain Production (Millions of Tons) 10% 20% 30% 40% 50% Stock to Use Ratio Fundamentals of Increasing Population and Meat Consumption Continue to Drive Grain Demand Note: Grains include corn, wheat, barley, oats and sorghum. Stock to use ratio is average inventory / consumption for that year; data updated monthly Source: United Nations Food and Agriculture Organization (FAO), U.S. Department of Agriculture (USDA), PPI, IFA, Fertecon (1) Futures prices based on Closing price of Chicago Board of Trade futures contracts as of 5/26/2009; futures prices for December delivery in forecast years. Grain Production Stock to Use Ratio World Grain Production and Stock to Use Ratios Hectares of Arable Land per Person Hectares per person Crop Prices Over Time(1) World Population vs. Fertilizer and Meat Consumption People (Bn) CBOT World Meat Consumption 2010E MM Tons 5 Year Average Current Fall 2009 Futures Soybeans: $7.45 $11.85 $10.42 Wheat: $4.74 $6.12 $6.61 Corn: $3.03 $4.27 $4.50 E 0.38 0.32 0.29 0.25 0.22 0.21 0.00 0.10 0.20 0.30 0.40 0.50 1970 1980 1990 2000 2010E 2020E 0 1 2 3 4 5 6 7 8 1965 1970 1975 1980 1985 1990 1995 2000 2005E 2010E 0 50 100 150 200 250 300 350 World Population World NPK Fertilizer Consumption Hectares per person $/bushel $12 $10 $8 $6 $4 $2 $0 1980 1984 1988 1992 1996 2000 2004 2008 2010E Wheat All Corn Soybeans CBOT

9 North American Potash Consumption Source : USGS- Apparent consumption is measured as: Sales – Exports + Imports Potash fertilizer consumption has remained relatively constant over the past 29 years, with an annual volatility of approximately eight percent Corn acres planted in the U.S. have been over 85MM acres in the past two years and are estimated to be near 85MM acres again in 2009. 1982: Recession leads to lower consumption; Payment In Kind program reduces planted acres 1991-1997: Low grain stocks lead to increased consumption 1998: Russian financial crisis impacts world markets 2001-2008: Global economic expansion leads to increased demand (2006 delayed Chinese negotiations) - 50,000 100,000 150,000 200,000 250,000 - 2,000 4,000 6,000 8,000 10,000 12,000 14,000 1980 1982 1984 1986 1988 1990 1992 1994 1996 1998 2000 2002 2004 2006 2008E Corn Acres Planted (‘000) & Ending Stocks (‘000 MT) KCL Tons (‘000) USGS Potash Apparent Consumption, Corn Acres Planted and Ending Grain Stocks KCL Tons Corn Acres Ending Grain Stocks

10 Yield Response at Varying Soil Test Levels Average Yield Response to Potash Fertilization (1) ROI for corn and soybeans on very low/low and medium soils - No data for medium alfalfa yields. Response shown is an average of low and high yield responses. - Avg. relative yield assumes all other factors are non-limiting, yields approach 100% after fertilization, application rates are optimum, and crop response reflects a similar response estimated from many sites and years . Assumes 170 bu/acre yield for corn Source: IPNI Average Yield Response to Potash 2.0x – 5.1x ROI (1) Yield (Bu/Acre) 0 20 40 60 80 100 120 140 160 180 0% 5% 10% 15% 20% 25% 30% 35% 40% Very Low/Low Medium High Very High Soil Test Level Corn/Soybeans Alfalfa Corn Yield (Bu/Acre)

11 Strong Returns Continue for Corn Growers - Non-land fixed costs include: labor, opportunity cost of unpaid labor, taxes, insurance, general overhead, and machine and equipment expenses - Other variable costs include: seed, chemicals, fuel, lube, electricity, repairs, water, interest, custom operations, and drying - Land costs are shown as the rental rate of land (opportunity cost) - Corn Farm Price is Dec. futures price minus $0.30 basis Source: USDA, USGS, Intrepid Corn Farm Price Potash (7%) Land (22%) Non-Land Fixed Costs (26%) Other Variable Costs (29%) Total Fertilizer (23%) Per Bushel Return Historical Corn Input Costs and Price Potash Apparent Consumption $ per bushel Potash Apparent Consumption (KCL tons ‘000) - 2,000 4,000 6,000 8,000 10,000 12,000 14,000 - 0.50 1.00 1.50 2.00 2.50 3.00 3.50 4.00 4.50 5.00 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008F 2009F 2010F 2009 2010 Farm Price 4.20 $ 4.19 $ Gross Margin 1.06 $ 1.01 $ Input Costs Potash 0.16 $ 0.16 $ Total Fertilizer 0.66 $ 0.68 $ Other Variable 0.94 $ 0.94 $ Non-Land 0.83 $ 0.84 $ Land 0.71 $ 0.72 $ Total 3.14 $ 3.18 $

12 (1) Supply curtailments include 2.7MM tons in 2008 and 6.9MM tons in 2009 based on Fertecon estimates and company announcements Source: Fertecon, Intrepid Potash, and public filings Long Term Supply Fundamentals Intact World Potash Production vs. Consumption Growth Assumes 92% Industry Operating Rate For New & Existing Supply MM Tons of KCL Equivalent April ‘09 Fertecon Delivery Estimate Inventory Drawdown in 2007 Announced Capacity Expansions On Hold August ‘08 Fertecon Delivery Estimate April ‘09 Fertecon Delivery Estimate

13 Why Potash Only? Market Structure for Key Fertilizer Nutrients Potash Nitrogen Phosphate (4) Producing Countries 12 ~60 ~44 Key Inputs Potash ore Natural gas Phosphate rock Sulfuric acid Ammonia % of Overall Fertilizer Market 17% 59% 24% Market Share of Top 5 Producers(1) 64% 13% Ammonia 39% Urea 41% Phosphoric Acid 49% Phosphate Rock % of Production Government Controlled 19% 57% 47% Industry Nameplate Operating Rate (1) 85% Potash (93% Effective Capacity) (2) 86% Ammonia 89% Urea 81% Phosphoric Acid 82% Phosphate Rock Time for Greenfield 5 – 7 years 3 years 3 – 4 years Logistics for Greenfield Most Difficult Least Difficult More Difficult Estimated Cost for Greenfield (3) $2.5Bn for 2.0MM Tons $1.4Bn for 1.0MM Tons $1.5Bn for 1.0MM Tons (1) Potash percentage represents 2007, nitrogen and phosphate percentages represent 2005 figures from Integer. (2) Estimated by Intrepid Potash from historic production. Operating capacity rates for nitrogen and phosphate expressed as percentage of nameplate capacity. Effective capacity for potash estimated based on historic production. (3) Does not include infrastructure outside the plant gates (e.g. rail, road networks, utility systems). (4) Includes all types of phosphate fertilizer production.

14 Potash Salt COMPO Fertiva Complementary Business Agrium Potash Phosphates Other The Only Western World Potash Pure-Play K+S Potash Potash Phosphates Nitrogen Potash Corp Mosaic Uralkali Potash Intrepid Comparables Revenue by Product - North America Comparables Revenue by Product - International ICL Potash Fertilizer & Phosphates Chemicals & Others Advanced Technologies Nitrogen Phosphates Retail Potash Source: Intrepid Potash, company websites and 2008 company financials Other 4% 8% 18% 8% 55% 7% 100% 13% 2% 19% 16% 50% 31% 26% 43%

15 Few Deposits, Fewer Global Producers 2007– MM KCL Equivalent Tons (2) (3) (2) (2) Source: Public filings and select country data from IFA (1) 2007 figures are for December 2006 through November 2007. Mosaic’s fiscal year ends on May 31. (2) PCS has ownership stake. (3) PCS markets Intrepid Potash’s products outside North America. (4) Compass Minerals produces potassium sulfate (SOP), which does not compete directly with MOP. Compass Minerals’ SOP is produced both directly and by reprocessing MOP purchased from other producers. Estimated reprocessed production is excluded from the figures for Compass Minerals. (1) (4) Production Share Canpotex BPC 1.5% 0 1 2 3 4 5 6 7 8 9 10 11 PCS Mosaic Agrium Belaruskali Uralkali K&S Silvinit ICL China APC Intrepid SQM Vale Compass Canpotex BPC Intrepid 28.5% RoW 32.7% 23.8% 13.4% PCS Affiliates

16 Global Production and North American Inventory Levels N. American Inventory (000s Tons KCL Equivalent) Source: IPNI, Fertecon, Intrepid Potash Global Production (000s Tons KCL Equivalent) Global Production Potash Inventory Trendline Risks to Production Supply Shocks Delays in Projects Labor Shortage/Disputes Depletion Current market conditions are having an impact on inventories Global production cuts remain in place 5,000 4,500 4,000 3,500 3,000 2,500 2,000 1,500 1,000 500 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 80,000 70,000 60,000 50,000 40,000 30,000

17 North American Production Curtailed to Match Demand 000s Tons in KCL Equivalent (1) Sales include both domestic and export sales (2) August – September 2008 North American production negatively impacted by strike at Potash Corp. facilities Source: IPNI 2009 North American Production Curtailment Announcements Potash Corp: 2MM tonnes as of January, additional 1.5MM tonne curtailment in March and additional 400K tonne curtailment in May Mosaic: 2MM tonnes in fiscal year 2009 (June 2008 – May 2009) Agrium: Continuing to operate below full production rates Intrepid: Temporary two-week shutdowns at Carlsbad facilities in February and March, followed by modification of shift schedule Sales (1) Production (2) - 500 1,000 1,500 2,000 2,500 3,000 Jan-06 Apr-06 Jul-06 Oct-06 Jan-07 Apr-07 Jul-07 Oct-07 Jan-08 Apr-08 Jul-08 Oct-08 Jan-09 Apr-09

18 Current Potash Market Realities Global Buyer Hesitation Persists Building Producer Inventories / Elective Production Curtailments / Mine Shutdowns Slower Sales into Agricultural & Industrial Markets US Dealer Inventories Continue to De-Stock Intrepid Management Actions Committed to Maintaining Strong Balance Sheet Continuing to Actively Monitor Market Environment and Our Inventory Levels Execute on Our Forward Warehousing Program Management of Operating Cost Per Ton Elective Production Curtailments, Mine Shutdowns, and Operating Shift Optimization to Effectively Manage the Business Ability to Defer Discretionary Capital and Maintenance Spending Focus on Margins

19 Average Potash Consumption Approximately 5x Greater than Our Average Production in Our Markets Low High Source: Association of American Plant Food Control Officials (AAPFCO), TFI; Intrepid Potash New Mexico Texas Oklahoma Kansas Colorado Mississippi Arkansas Louisiana Idaho Washington Oregon Nebraska Missouri Iowa Illinois California Wyoming Utah Arizona Nevada Strategically Located Assets * Intrepid Mine Location

20 Sales of Potash & Trio® in the United States Potash & Trio® Potash Trio® (Represents sales of at least 500 short tons in 2008) Intrepid Sells Potash & Trio® into Multiple Markets & Multiple End Users Intrepid Mine Location

21 (2) (2) Source: Green Markets and Fertecon Notes: (1) Based on FY 2008 for Intrepid Potash Inc., Potash Corp., Mosaic Co., Agrium Inc. (2) Adjusted COGS include: Cash operating costs, including all royalty, profit and capital taxes; Royalties of $16 per ton for Intrepid; Royalty, profit and capital taxes of $71 per ton for N. American Competitors Intrepid vs. North American Competitors Most Recently Reported Year ($ per ton) Intrepid’s Advantage Most Recently Reported Year ($ per ton) (1) Our 3.5% net sales royalty rate is significantly lower than royalty and resource tax burden of our principal competitors Q1 -2009 resulted in a $227 per ton sales price advantage and a net gross margin advantage of $203 per ton 88 7 + = Strategically Located: Location, Tax Advantage, and Leverage to Potash Price 486 398 (181) (174) 0 100 200 300 400 500 600 Realized Price Adjusted COGS Intrepid N. American Competitors 88 7 120 90 60 30 0 -30 Realized Price Adjusted(2) COGS Gross Margin Advantage

22 We sell Potash into 3 different markets: Agricultural, Industrial and Feed Agricultural represents ~60% of Intrepid sales compared to an industry average of 92%(1) Agricultural primarily consumes granular potash, industrial primarily consumes standard potash Standard potash costs less to produce Pricing similar across segments Industrial primarily consists of oil and gas drillers Industrial customers rely on spot market sales and just-in-time delivery Intrepid Potash Sales Diversified Markets and Customer Base (1) Source: Fertecon FY 2008 Q1 - 2009 Agricultural 62% 61% Industrial 30% 22% Feed 8% 17%

23 $600 per ton Capex to reopen an existing mine compared to an estimated cost of ~$1,200 per ton for greenfield projects HB expected to be among the lower-cost potash mines in North America Same proven solar evaporation and solution mining technology as used in Moab Will share infrastructure with existing Carlsbad operations Production cost per ton estimated to be $65 to $70 per ton(1) Estimated annual production – 150,000-200,000 tons Filed permit application in March 2008; Proposed Mine plan submitted to the BLM in May 2008; BLM requested Environmental Impact Statement (EIS) in January 2009 We anticipate completing the EIS process by September 2011 Production planned to begin 12 months after permit approval Total area available to be flooded: 1.3x size of Manhattan HB Potash Solution Mine: Incremental Low Cost Tons Potash Pillar (1) Based on third party feasibility study

24 19,033 Low-Cost, Low-Sovereign Risk Expansions Capital Cost Curve for Announced Potash Expansion Projects Capital Costs ($) / ton (1) Incremental Annual Production Capacity (2) MOS / PCS / Intrepid PCS CVRD (Argentina) MagMinerals (Congo) Greenfield Project Intrepid Greenfield (HB) Brownfield Project Intrepid Brownfield Notes: (1) Annual KCl production per year (2) Thousand tons of KCl Mosaic 0 200 400 600 800 1,000 1,200

25 Strong Long-Term Industry Fundamentals Strategically Located Assets Significant Margin Opportunity Diversified Markets and Customer Base Well-Defined, Attractive Organic Growth Opportunities Final Thoughts

26 Appendix

27 Long-Life Reserves (1) Product / Operations Date Mine Opened Current Extraction Method Minimum Remaining Life (years) Current Annual Nameplate Capacity in Potash Product Tons Current Annual Effective Capacity in Potash Product Tons Muriate of Potash Solar Moab 1965 Solution 124 180 93 Wendover 1932 Shallow Brine 30 120 93 HB Solution Mine(2) N/A Solution 28 - - Conventional Carlsbad West 1931 Underground 122 510 440 Carlsbad East 1965 Underground 42 390 340 Total Muriate of Potash 1,200 966 Sulfate of Potash Magnesia (Langbeinite) Carlsbad East 1965 Underground 43 250 210 (1) Based upon reserves as estimated by Agapito Associates in accordance with SEC requirements. (2) The Carlsbad HB Solution Mine reserves are based on the planned flooding of 4,400 of the 21,600 acres of the old mine workings and recovery of potash from the residual pillars only with the brine extracted using submersible pumps. Debottlenecking effective capacity brings on new low-cost tons

28 Select Pro Forma Data Adjusted Pro Forma Net Income (In millions) Pro Forma EBITDA (In millions, except gross margin percentage) Net Sales (In millions) Pro Forma Earnings Per Share (Diluted) $0.26 $0.43 $0.66 $0.30 $0.33 Q108 Q208 Q308 Q408 Q109 $15.9 $31.6 $49.8 $24.3 $25.2 Q108 Q208 Q308 Q408 Q109 $74.2 $99.5 $141.2 $77.3 $88.9 Q108 Q208 Q308 Q408 Q109 Q108 Q208 Q308 Q408 Q109 40% $36.2 57% $55.1 62% $83.7 60% 49% $43.6 Q108 Q208 Q308 Q408 Q109 $41.4

29 Select Operating Data Potash Net Sales Price (Per short ton) Langbeinite Net Sales Price (Per short ton) $295 $425 $623 $762 $727 Q108 Q208 Q308 Q408 Q109 $123 $188 $283 $323 $330 Q108 Q208 Q308 Q408 Q109

30 Calculation of Pro Forma EBITDA Non-GAAP Reconciliation We define EBITDA as income from continuing operations before interest, income taxes, depreciation, depletion, amortization and accretion. EBITDA is used as a supplemental financial measure by our management and by external users of our financial statements to assess: The financial performance of our assets without regard to financing methods, capital structure or historical cost basis Our operating performance and return on capital as compared to other companies in the fertilizer business, without regard to financing or capital structure; and The viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities Pro forma net income includes the results of the company and its predecessor, as adjusted for stock compensation, interest and income taxes EBITDA is calculated and reconciled to income from continuing operations in the table below: 2009 2008 Q1 Q2 Q3 Q4 Q1 Pro Forma Net Income $19,284 $32,446 $49,719 $22,690 $24,681 Add: Income tax expense 12,657 20,580 29,474 13,927 15,196 Add: Interest expense, including derivatives 1,433 (1,201) 643 2,703 203 Add: Depreciation, depletion, amortization and accretion 2,790 2,782 3,076 2,087 3,492 Add: Write-off of term loan bank fee - 456 - - - Add: Impairment Expense - - 756 - - Total adjustments 16,880 22,617 33,949 18,717 18,891 Pro Forma Earnings Before Income Taxes, Interest Depreciation, Depletion and Amortization $36,164 $55,063 $83,668 $41,407 $43,572

31 Historical Quarterly Production and Sales Summary INTREPID POTASH, INC. SELECTED OPERATIONS DATA (UNAUDITED) (Data in short tons) 2009 March 31, June 30, September 30, December 31, March 31, Production volume (in ‘000 per short tons) Potash 224 210 200 201 137 Langbeinite 56 58 50 34 42 Sales volume (in ‘000 per short tons) Potash 213 213 204 94 99 Trio ® 93 47 50 17 38 2008

32 Carlsbad Potash Area

33 HB – Phase I Potash Mine Flood Area

34 Demand Growth from BRICs Reaching Recommended Application Levels China Brazil India Source: IPNI, Potash Corp (MM Tons KCL) Goal to attain self-sufficiency of food supply History of under application of potash Need to increase yields Increasing land use for agricultural purposes ~15MM ~7MM  ~5MM 0 5 10 15 20 25 30 35 Current Potential 0 2 4 6 8 10 12 Current Potential 12 10 8 6 4 2 0 Current Potential

35 Fertilizer Use Far Below Recommended Rates Source: Morgan Stanley, Agricultural Products Research, September 4, 2008 146% Shortfall 86% Shortfall 288% Shortfall Global Application Rates (lb/acre) 60 112 24 59 17 66 0 20 40 60 80 100 120 Nitrogen Phosphate Potash Current Application Rate Scientifically Recommended Rate

Return on Potash Investment for Corn & Soybeans

Return on Potash Investment

Corn

Soil Test Level (ppm)	Classification	Yield Response to K	Application Rate (lbs/acre K20)	Value of Response	Cost of Potash	Return from Potash	ROI $/$
0-80	Very Low/Low	35%	91.80	$ 249.90	$ 48.91	$ 200.99	$ 5.11
81-130	Medium	13%	45.90	$ 92.82	$ 24.45	$ 68.37	$ 3.80
131-160	High	2%	22.95	$ 14.28	$ 12.23	$ 2.05	$ 1.17
161+	Very High	0%	0.00	-	-	-	-

Soybeans

Soil Test Level (ppm)	Classification	Yield Response to K	Application Rate (lbs/acre K20)	Value of Response	Cost of Potash	Return from Potash	ROI $/$
0-80	Very Low/Low	35%	126.00	$ 181.13	$ 67.13	$ 113.99	$ 2.70
81-130	Medium	13%	63.00	$ 67.28	$ 33.57	$ 33.71	$ 2.00
131-160	High	2%	31.50	$ 10.35	$ 16.78	$ (6.43)	$ 0.62
161+	Very High	0%	0.00	-	-	-	-

Input Costs for Corn ($/bu)

		2009	% of Total Costs
Revenue	$	4.20	
Gross Margin	$	1.06	
Input Costs			
Potash	$	0.16	5%
Total Fertilizer	$	0.66	21%
Other Variable	$	0.94	30%
Non-Land	$	0.83	27%
Land	$	0.71	22%
Total	$	3.14	

Input Costs for Corn ($/acre)

		2009	% of Total Costs
Revenue	$	652.39	
Gross Margin	$	165.09	
Input Costs			
Potash	$	24.38	5%
Total Fertilizer	$	102.38	21%
Other Variable	$	145.34	30%
Non-Land	$	129.63	27%
Land	$	109.95	22%
Total	$	487.30	

ROI assumes 170 bu/acre and $4.20/bu for corn, 45 bu/acre yield and $11.50 for soybeans, $650/ton KCL

Input costs for corn use USDA estimate of 155.3 bu/acre for corn

Source: USDA, IPNI, & Intrepid Potash

INTREPID POTASH

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